UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF NEW YORK
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IN RE:  Cellular Products, Inc.                BK No. 94-13415K

                           Debtor              APPLICATION TO
                                               AMEND ORDER

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     The Debtor, for its Application, respectfully states as
follows:

     That the Order of this Court dated October 23, 1996 approved the Debtor's Board of Directors authority to change its name to CPI, Inc. Unfortunately, the Board of Directors has now found that that name is preempted and, therefore, asks that the aforementioned Order be amended to allow them to change their name to 872 Main Street Corp., so allowing the purchaser of the business to utilize the name Cellular Products, Inc. which they purchased.

     WHEREFORE, the Debtor respectfully requests that the Order be amended to allow the Debtor to amend its corporate name to 872 Main Street Corp.

DATED: October 29, 1996         AARON, DAUTCH, STERNBERG & LAWSON
                                Attorneys for Debtor

                                BY:  /s/ William E. Lawson
                                   ______________________________
                                     William E. Lawson
                                     500 Convention Tower
                                     Buffalo, NY 14202
                                     (716) 854-3015
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So Ordered,

DATED: October 29, 1996                /s/ MICHAEL J. KAPLAN
                                     ____________________________
                                       U.S. Bankruptcy Judge